UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2010

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2010, Modine Manufacturing Company (the "Company") announced that Michael B. Lucareli has been appointed Vice President, Finance, Chief Financial Officer and Treasurer of the Company, effective immediately.

Mr. Lucareli will serve as the Company's principal financial officer.  Thomas A. Burke, President and Chief Executive Officer of the Company, had served, on an interim basis, as the Company’s principal financial officer.  Robert R. Kampstra, the Company’s Vice President, Corporate Controller and Chief Accounting Officer, will continue to serve as the Company’s principal accounting officer.

Mr. Lucareli, 41, joined the Company in 1999 as Business Development and Investor Relations Manager and served in that role through October 2002.  Mr. Lucareli subsequently served as Director, Business Development and Strategic Planning (November 2002 – May 2004); Director, Financial Operations and Analysis (May 2004 – October 2006); and Managing Director Financial Operations (November 2006 – May 2008).  In May 2008, Mr. Lucareli was appointed an officer of the Company to serve as Vice President, Finance and Corporate Treasurer, the position he held until his appointment as Vice President, Finance, Chief Financial Officer and Treasurer on July 12, 2010.  Prior to joining the Company, Mr. Lucareli was a securities analyst and portfolio manager for Associated Bank’s investment management group in Green Bay, WI.  He also served as Director of Investment Research for Alpha Investment Group in Milwaukee, WI and as international research analyst for SEI Corporation in Chicago, IL.  Mr. Lucareli holds a Bachelor’s degree in Economics from the University of Wisconsin (Madison) and an MBA from Loyola University (Chicago).  He is also a Chartered Financial Analyst (CFA).

The Officer Nomination and Compensation Committee of the Board of Directors approved an increase in Mr. Lucareli’s annual salary from $190,000 to $250,000, effective immediately, in connection with his promotion but otherwise did not change any other element of his compensation.

Mr. Lucareli continues to be a party to a Change in Control and Termination Agreement with the Company.  The terms of such agreement are the same as those of other U.S.-based officers and are described in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders.

A copy of the press release, dated July 12, 2010, announcing the appointment is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith:

99.1	Press Release dated July 12, 2010 regarding appointment of Michael B. Lucareli as Vice President, Finance, Chief Financial Officer and Treasurer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President – Corporate Development, General Counsel and Secretary

Date:  July 14, 2010

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated July 12, 2010 regarding appointment of Michael B. Lucareli as Vice President, Finance, Chief Financial Officer and Treasurer.